Exhibit 99.1

NEWS FROM COMPUCOM
--------------------------------------------------------------------------------

For Immediate Release

Contact:  Scott Greenwald
          CompuCom Systems, Inc.
          sgreenwa@compucom.com
          972/856-3465


                   CompuCom Reports 2nd Quarter 2003 Results



         DALLAS, TX -July 28, 2003 - CompuCom Systems, Inc. (NASDAQ: CMPC), a provider of outsourcing and systems integration services, today announced operating results for the second quarter ended June 30, 2003. Second quarter 2003 net earnings were $3.28 million, or $.06 diluted earnings per share, essentially flat with first quarter 2003 net earnings of $3.35 million and $.06 diluted earnings per share, but down from the second quarter 2002, when net earnings were $4.72 million, or $.09 per share.

         Second quarter total revenues were $377.7 million, up 14.4% sequentially but down approximately 11.4% when compared to the second quarter 2002. The sequential increase in revenue was primarily related to product revenue, which was 18.4% higher than the first quarter 2003. The year over year decline was attributable to both product and service revenue, down 13.0% and 3.8%, respectively. As a percentage of revenue, second quarter service revenue was 19.3% compared to 22.1% in the first quarter and 17.8% a year ago.

         Gross margin as a percentage of revenue was 11.6% compared to 13.5% in the first quarter 2003 and 12.7% in the same period in 2002. Product gross margin as a percentage of product revenue was 6.5%, down from 8.6% in the first quarter 2003 and 7.5% in the second quarter 2002. Contributing to both the sequential and year over year decline in product gross margin was a higher mix of software-related sales and a reduction in vendor incentive dollars. Service gross margin as a percentage of service revenue was 33.0%, up from 31.0% on a sequential basis, but down from the

CompuCom Financials 2-5

36.9% level of a year ago. Service gross margin dollars as a percentage of total gross margin dollars grew to 54.9% compared to 50.5% in the first quarter 2003 and 51.6% in the same period of the prior year.

           J. Edward Coleman, CompuCom's chairman, president and chief executive officer, commented on today's announcement. "CompuCom delivered solid results for the second quarter, as we grew revenue 14.4% sequentially. However, we did not perform as well as we had expected. The primary cause for the year over year decline in both revenue and net earnings was weaker than expected results in our product resale business, which continues to be impacted by soft corporate demand for technology. In addition, we saw a higher than expected mix of software sales, which typically carry a lower gross margin, and lower vendor incentive dollars. We did see some evidence of a pickup in demand towards the end of the quarter."

         "Service revenue was, in part, impacted by delays in projects that we had expected to begin in the second quarter. We are encouraged by the sequential

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improvement in service gross margin percent to 33%. Reflecting our ongoing shift towards a services-led business model, services now account for nearly 55% of our total gross margin dollars."

         "Our balance sheet remains strong, as we ended the second quarter with $128 million in cash with continued strong results in accounts receivable and inventory performance," said M. Lazane Smith, CompuCom's senior vice president and chief financial officer. "We have also maintained our focus on managing costs. As a result, our operating expense as a percentage of revenue declined to 10.2% for the quarter compared to 11.8% in the first quarter and 10.8% in the second quarter last year."

         CompuCom received significant recognition for its services during the second quarter. In May, its Enterprise Help Desk received the Support Center Practices certification for the sixth consecutive year. In that same month, CompuCom earned Microsoft's Gold Certification for Support Services. In June, CompuCom associate Tim Mellinger received IBM's Customer Engineer of the Year award.

CompuCom Financials 3-5

In addition, earlier this month Computer Associates ("CA") recognized CompuCom as CA's North American Enterprise Solution Partner of the Year.

         "We are proud to be recognized by all of these organizations and proud of our associates who make it possible," Coleman concluded.

         Management from CompuCom Systems, Inc. will host a conference call on July 28, 2003 at 8:30 a.m. EDT to discuss the results of the second quarter. To access the conference call, please visit the Company's web site at www.compucom.com or dial 800/875-6883 and reference conference ID No. 1889210. The conference call will also be broadcast on World Investor Link's Vcall web

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site at  www.vcall.com.  A replay will be available two hours following the call for approximately one week by calling 800/642-1687 and referencing Conference ID No. 1889210.

         CompuCom Systems, Inc., (Nasdaq:CMPC - news) headquartered in Dallas, Texas, is a provider of outsourcing and systems integration services. CompuCom's clients include Fortune 1000 enterprises, federal, state and local government, vertical industry leaders, major technology equipment providers, leading-edge systems integrators and wireless technology providers. CompuCom leverages people, process and technology to offer best in class solutions that enable, optimize and operate the digital technology infrastructure. CompuCom is accessible via the Internet at www.compucom.com.

         This press release contains certain forward-looking statements based on the Company's beliefs and expectations as of the date of this release regarding revenues, gross margin, operating and financing expense, earnings, growth rates and certain business trends that involve risks and uncertainties that could cause actual results to differ materially from the results discussed herein. Specifically, the following trends may not continue: the ability to grow services revenue and gross margins; declines in product revenue and product gross margin may continue and may be greater than anticipated; the ability to continue to decrease costs; the ability to improve operational efficiency; the ability to improve services gross margin dollars and services gross margin as a percentage of total gross margin; the ability to continue to improve the balance sheet; the ability to win new clients; the expansion of the services the Company provides may not be as broad as the Company currently expects or widely accepted by clients; the manufacturers who use the Company's direct services may elect not to use those services. Other factors that could cause actual results to differ materially are: competitive pricing and supply; the long-term effect of the Hewlett Packard acquisition of Compaq; lower demand than anticipated for the products and services the Company sells; the impact of the manufacturer's shift to direct marketing programs may be more significant than anticipated; changes to manufacturers' and suppliers' pricing, price protection, rebate and incentive programs; short-term interest rate fluctuations; general economic conditions including uncertainty created by military action; employee turnover; potential impact of litigation; and the ability to collect trade and vendor accounts receivable, as well as the risks and uncertainties set forth from time to time in CompuCom's Annual Report on Form 10-K and other public filings and disclosures. Readers should refer to those documents and should not place undue reliance on these forward-looking statements.

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                                              COMPUCOM SYSTEMS, INC.
                                       CONDENSED COMPARATIVE FINANCIAL DATA
                                (All amounts in thousands except per share amounts)
                                                    (unaudited)


                                                           Three Months Ended                    Six Months Ended
                                                                June 30,                             June 30,
                                                    ---------------------------------    ---------------------------------
                                                         2003              2002               2003              2002
                                                    ---------------   ---------------    ---------------   ---------------
Revenue:
    Product                                              $ 304,731         $ 350,290          $ 562,149         $ 609,559
    Service                                                 72,997            75,868            145,876           143,547
                                                    ---------------   ---------------    ---------------   ---------------
       Total revenue                                       377,728           426,158            708,025           753,106
                                                    ---------------   ---------------    ---------------   ---------------
Gross Margin:
    Product                                                 19,792            26,279             41,911            53,010
    Service                                                 24,105            27,975             46,678            51,523
                                                    ---------------   ---------------    ---------------   ---------------
       Total gross margin                                   43,897            54,254             88,589           104,533
                                                    ---------------   ---------------    ---------------   ---------------
Gross Margin Percentage:
    Product                                                   6.5%              7.5%               7.5%              8.7%
    Service                                                  33.0%             36.9%              32.0%             35.9%
                                                    ---------------   ---------------    ---------------   ---------------
       Total gross margin percentage                         11.6%             12.7%              12.5%             13.9%
                                                    ---------------   ---------------    ---------------   ---------------
Operating Expenses:
    Selling                                                 10,328            11,510             20,987            23,819
    Service                                                  8,863            11,090             18,114            21,916
    General and administrative                              15,022            18,863             29,957            36,495
    Depreciation and amortization                            4,138             4,687              8,318             9,474
                                                    ---------------   ---------------    ---------------   ---------------
       Total operating expenses                             38,351            46,150             77,376            91,704
                                                    ---------------   ---------------    ---------------   ---------------

Earnings from operations                                     5,546             8,104             11,213            12,829

Financing expenses, net                                         86               241                171               550
                                                    ---------------   ---------------    ---------------   ---------------

Earnings before income taxes and cumulative
    effect of a change in accounting principle for
    negative goodwill                                        5,460             7,863             11,042            12,279

Income taxes                                                 2,184             3,144              4,417             4,910
                                                    ---------------   ---------------    ---------------   ---------------

Earnings before cumulative effect of a change in
    accounting principle for negative goodwill               3,276             4,719              6,625             7,369

Cumulative effect of a change in accounting
    principle for negative goodwill, net of
    income taxes
                                                                 -                 -                  -               707
                                                    ---------------   ---------------    ---------------   ---------------

Net earnings                                              $  3,276          $  4,719           $  6,625          $  8,076
                                                    ===============   ===============    ===============   ===============

Basic earnings per common share:
    Earnings before cumulative effect of a change
       in accounting principle for negative                  $ .06             $ .09              $ .13             $ .14
       goodwill
    Cumulative effect of a change in accounting
       principle for negative goodwill, net of
       income taxes                                              -                 -                  -               .01
                                                    ---------------   ---------------    ---------------   ---------------
    Net earnings                                             $ .06             $ .09              $ .13             $ .15
                                                    ===============   ===============    ===============   ===============
Diluted earnings per common share:
    Earnings before cumulative effect of a change
       in accounting principle for negative                  $ .06             $ .09              $ .12             $ .14
       goodwill
    Cumulative effect of a change in accounting
       principle for negative goodwill, net of
       income taxes                                              -                 -                  -               .01
                                                    ---------------   ---------------    ---------------   ---------------
    Net earnings                                             $ .06             $ .09              $ .12             $ .15
                                                    ===============   ===============    ===============   ===============

Average common shares outstanding:
    Basic                                                   49,389            48,429             49,349            48,401
    Diluted                                                 51,096            50,034             51,090            49,547
CompuCom Financials 5-5

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


                                              COMPUCOM SYSTEMS, INC.
                                               SUMMARY BALANCE SHEET
                                            (All amounts in thousands)
                                                    (unaudited)




                                                                             June 30,                   December 31,
                                                                               2003                         2002
                                                                       ----------------------       ---------------------

Cash and cash equivalents                                                        $   127,971                 $   128,039

Receivables                                                                          152,746                     146,732

Inventories
                                                                                      28,847                      27,732

Other current assets
                                                                                       6,181                       6,899

                                                                       ----------------------       ---------------------
     Total current assets                                                            315,745                     309,402

Property and equipment, net
                                                                                      21,948                      23,924

Other assets                                                                         109,467                     111,532

                                                                       ----------------------       ---------------------
Total assets                                                                     $   447,160                 $   444,858
                                                                       ======================       =====================



Accounts payable                                                                 $   132,816                 $   117,252

Accrued liabilities
                                                                                      50,893                      71,115

                                                                       ----------------------       ---------------------
     Total current liabilities                                                       183,709                     188,367

Stockholders' equity                                                                 263,451                     256,491

                                                                       ----------------------       ---------------------
Total liabilities and stockholders' equity                                       $   447,160                 $   444,858
                                                                       ======================       =====================


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